UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2024, Coherus BioSciences, Inc. (the “Company”) entered into an exclusive license and distribution agreement (the “License Agreement”) with Apotex, Inc. (“Apotex”), pursuant to which, the Company has granted to Apotex an exclusive license under the Company’s rights to toripalimab to commercialize toripalimab within Canada. As previously disclosed, on February 1, 2021, Coherus BioSciences, Inc. (the “Company”) announced that it had entered into the exclusive license and commercialization agreement (the “Collaboration Agreement”) with Shanghai Junshi Biosciences Co., Ltd. (“Junshi Biosciences”) for the co-development and commercialization of toripalimab, Junshi Biosciences’ anti-PD-1 antibody, in the United States and Canada. Pursuant to the Collaboration Agreement, the Company has the right to grant sublicenses to third parties to commercialize toripalimab within Canada.

Pursuant to the License Agreement, Apotex agreed to pay to the Company an upfront payment of $6.25 million United States Dollars (“USD”). In addition, Apotex agreed to pay to the Company the USD equivalent of up to an aggregate of up to $51.5 million Canadian Dollars (“CAD”) in milestone payments in connection with the achievement of certain regulatory and sales milestones with respect to toripalimab in Canada. Finally, Apotex agreed to pay to the Company a low double-digit percentage of any future net sales of toripalimab in Canada that the Company will subsequently pay to Junshi Biosciences pursuant to the Collaboration Agreement.

The License Agreement term continues until the tenth year after the first commercial sale of toripalimab in Canada, subject to an extension for a subsequent ten year term at the option of Apotex. Apotex may terminate the License Agreement for any reason after a specified notice period, the License Agreement will terminate automatically if the rights granted to the Company by the Collaboration Agreement are terminated, if there is material breach that is not cured, if there are certain challenges to licensed patents by Apotex and in the case of certain insolvency events.

The foregoing description of the material terms of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2024	COHERUS BIOSCIENCES, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer